Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Capstone Turbine Corporation on Form S-8 of our report dated June 13, 2017, with respect to our audit of the consolidated financial statements of Capstone Turbine Corporation as of March 31, 2017 and for the year ended March 31, 2017, which report appears in the Prospectus, which is part of this Registration Statement.

Marcum LLP

Irvine, California

November 21, 2017